Exhibit 99.1

SIRIUS XM Receives Notice Regarding

Minimum Bid Price Rule

NEW YORK – September 17, 2009 – SIRIUS XM Radio Inc. (NASDAQ: SIRI) announced today that it received notice from the Nasdaq Stock Market on September 15, 2009 that its common stock had closed below $1.00 per share for 30 consecutive business days, and is therefore not in compliance with the Nasdaq Marketplace Rule 5450(a)(1). In accordance with Marketplace Rule 5810(c)(3)(A), SIRIUS XM may regain compliance if at any time by March 15, 2010 its common stock closes at or above $1.00 for 10 consecutive business days.

The Company intends to maintain the listing of its common stock on Nasdaq, and will consider available options if its common stock does not trade at a level likely to result in compliance with Nasdaq’s minimum bid price requirement by March 15, 2010. This notification was expected given the reinstitution of Nasdaq Marketplace Rule 5450(a)(1) on August 3, 2009, and has no effect on the listing of SIRIUS XM’s common stock at this time.

In May 2009, the Company’s stockholders approved an amendment to its certificate of incorporation to effect a reverse stock split at a ratio of not less than one-for-ten and not more than one-for-fifty. The Company’s board of directors has authority to select an exchange ratio within the approved range at any time prior to June 30, 2010. The board of directors intends to effect the reverse stock split only if it determines the reverse split to be in the best interests of stockholders. Such a reverse split would put the company in compliance with the Nasdaq bid price requirement.

###

About SIRIUS XM Radio

SIRIUS XM Radio is America's satellite radio company delivering to subscribers commercial-free music channels, premier sports, news, talk, entertainment, and traffic and weather.

SIRIUS XM Radio has content relationships with an array of personalities and artists, including Howard Stern, Martha Stewart, Oprah Winfrey, Jimmy Buffett, Jamie Foxx, Barbara Walters, Opie & Anthony, Bubba the Love Sponge®, The Grateful Dead, Willie Nelson, Bob Dylan, Tom Petty, and Bob Edwards. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball®, NASCAR®, NBA, NHL®, and PGA TOUR®, and broadcasts major college sports.

SIRIUS XM Radio has arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, RadioShack, Wal-Mart and independent retailers.

SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic® service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving SIRIUS and XM, including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “ are expected to,” “anticipate,” “believe,” “plan,” “estimate,” “intend,” “will,” “should,” “may,” or words of similar meaning.  Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM.  Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: our substantial indebtedness; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the useful life of our satellites; our dependence upon automakers and other third parties; our competitive position versus other forms of audio and video entertainment; and general economic conditions. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2008 and XM’s Annual Report on Form 10-K for the year ended December 31, 2008, which are filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov).  The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

CODE E-SIRI

Contacts for SIRIUS XM Radio:

Media Relations	Investor Relations
Patrick Reilly 212-901-6646 PReilly@siriusradio.com Kelly Sullivan Joele Frank, Wilkinson Brimmer Katcher 212-355-4449 KSullivan@joelefrank.com	Hooper Stevens 212-901-6718 HStevens@siriusradio.com